Exhibit 10.3

Execution Copy

SECURITY AGREEMENT dated as of May 24, 2013 (this Agreement) between EP FUNDING LLC, a Delaware limited liability company (the Pledgor), and Citibank, N.A., a national banking association, as security agent for the Secured Parties referred to below (in such capacity, the Security Agent).

WHEREAS:

A.            The Pledgor, the financial institutions and other lenders from time to time party thereto as “Lenders” (the Lenders) and Citibank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the Administrative Agent), have entered into a Loan Agreement dated as of May 24, 2013 (the Loan Agreement).

B.            To induce the Lenders to enter into the Loan Agreement and extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant to the Security Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) as security for the Pledgor’s present and future obligations under the Loan Agreement and the Account Control Agreement (collectively, the Secured Obligations).  Accordingly, the parties hereto agree as follows:

DEFINITIONS AND INTERPRETATION

1.1          Capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.  Terms used but not defined herein or in the Loan Agreement, if defined in the UCC, shall have the respective meanings given to such terms in the UCC.  The principles of construction and rules of interpretation set forth in Section 1.2 of the Loan Agreement shall apply, mutatis mutandis, to this Agreement, with each reference to “this Agreement” in said Section 1.2 being a reference to this Agreement.  In addition, as used herein, the following terms have the following respective meanings:

Accounts has the meaning specified in the Account Control Agreement.

Account Control Agreement means the Account Control Agreement dated as of the date hereof between the between the Pledgor, the Security Agent, Citibank, N.A., in its capacity as securities intermediary (the Securities Intermediary) and Virtus Group, LP, a Texas limited partnership, in its capacity as collateral administrator (the Collateral Administrator).

Administrative Agent has the meaning assigned to such term in the recitals hereto.

Agreement has the meaning specified in the first paragraph of this Agreement.

Authorized Officer means any officer of the Pledgor or the Security Agent who is authorized to act for the Pledgor or the Security Agent, as the case may be, in matters relating to, and binding upon, the Pledgor or the Security Agent, as the case may be, which, for the avoidance of doubt, shall include any duly appointed attorney-in-fact and who is listed in the applicable list delivered in the form pursuant to Exhibit A to the Account Control Agreement.

Cash means Money and any collected funds standing to the credit of the Accounts.

Certificated Security has the meaning specified in Section 8-102(a)(4) of the UCC.

Collateral has the meaning specified in Section 2.1.

Collection Account has the meaning specified in the Account Control Agreement.

Collections means, with respect to any Collateral owned by the Pledgor, all principal payments, interest payments, fees and other payments received by the Pledgor with respect thereto and all other amounts paid with respect to such Collateral, including all distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant obligor’s obligation to make payments with respect thereto.

Credit Documents means the Loan Agreement and the Support Documents.

Custodial Account means the account, referenced as such, established pursuant to the Account Control Agreement.

Financial Asset has the meaning specified in Section 8-102(a)(9) of the UCC.

Firm Bid has the meaning specified in Section 5.1.

Instrument has the meaning specified in Section 9-102(a)(47) of the UCC.

Money has the meaning specified in Section 1-201(24) of the UCC.

Pledgor has the meaning specified in the first paragraph of this Agreement.

Pledgor Order means a written order or request dated and signed in the name of the Pledgor by an Authorized Officer of the Pledgor.

Proceedings has the meaning specified in Section 8.7.

Lenders has the meaning assigned to such term in the recitals hereto.

Loan Agreement has the meaning assigned to such term in the recitals hereto.

Secured Obligations has the meaning assigned to such term in the recitals hereto.

Secured Parties means the Lenders, the Administrative Agent, the Security Agent, the Securities Intermediary, the Collateral Administrator and the Security Agent Custodian.

Security Agent has the meaning specified in the first paragraph of this Agreement.

Security Agent Custodian has the meaning specified in Section 6.3(c).

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York.

GRANT OF SECURITY INTEREST

2.1          As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Secured Obligations, the Pledgor hereby pledges to the Security Agent, for the ratable benefit of the Secured Parties, and grants to the Security Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, lien on, and right of set-off against, all of its right, title and interest in, to and under all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, securities, investment property and any and all other property of any type or nature owned by it, including the Accounts, the Debt Obligations and the Assignment Agreements and all of the Pledgor’s rights and remedies thereunder, and all Collections and other proceeds with respect to any of the foregoing, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the Collateral).

REPRESENTATIONS AND WARRANTIES

On each Representation Date, the Pledgor represents and warrants to the Secured Parties that:

Ownership of Collateral

3.1          Immediately before and immediately after giving effect to each transfer of Collateral by the Pledgor to the Security Agent for the benefit of the Secured Parties in accordance herewith, the Pledgor will have good and marketable title to such Collateral, the Pledgor will be the sole beneficial owner of such Collateral, and the Pledgor will have the right to receive all Collections on such Collateral, in each case free and clear of all Liens other than Permitted Liens.

Security Interest

3.2          The Pledgor has full right to grant the pledge, security interest, lien and right of set-off in its rights in the Collateral to the Security Agent.  Upon each transfer of Collateral by the Pledgor in the manner specified in Section 6.4, and after the other actions described in Section 6.2(a) and Section 6.4 have been taken by the appropriate parties, the Security Agent will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to Section 9-315 of the UCC), which security interest will be prior to all other interests in such Collateral (in the case of proceeds, subject to Section 9-315 of the UCC).  No filings other than those described or referred to in Section 6.4 or any other action other than those described in Section 6.2(a) and Section 6.4 will be necessary to perfect such security interest in the Collateral.

COVENANTS

The Pledgor agrees that, until the later of (a) the termination of the Commitments and (b) the payment and satisfaction in full of the Secured Obligations (other than contingent obligations for which no claim has been made):

Title Covenants

4.1          At no time shall the Pledgor create, permit or suffer to exist any lien or security interest in the Collateral other than Permitted Liens.

Security Agent May Perform

4.2          If (i) the Pledgor fails to perform any obligation to be performed by it contained herein after the Secured Party has made a written request for the Pledgor to so perform such obligation (and, if the performance of such obligation involves the incurrence of any material expense, the Secured Party has given the Pledgor a reasonable opportunity to so perform such obligation) or (ii) an Event of Default has occurred and is continuing, the Security Agent may itself give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers, and take such acts, as may be necessary or (in the reasonable judgment of the Security Agent) desirable from time to time to create and perfect, and establish, preserve or otherwise protect the priority of, the pledge, security interest, lien and right of set-off of the Security Agent in the Collateral and otherwise perform, or cause performance of, any other such actions as may be necessary or (in the reasonable judgment of the Security Agent) desirable in connection with such failure to perform, and the reasonable and documented out-of-pocket expenses of the Security Agent incurred in connection therewith shall be payable by the Pledgor and shall be part of the Secured Obligations.

Perfection, etc.

4.3          The Pledgor shall:

(a)                                 give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers and take any other actions, including, without limitation, fulfilling its obligations under the Account Control Agreement, that may be necessary or (in the reasonable judgment of the Security Agent) desirable to create and perfect, and establish, preserve or otherwise protect the priority of, the pledge, security interest, lien and right of set-off granted by it pursuant to Section 2 or to enable the Security Agent to exercise and enforce its rights hereunder with respect to such pledge, security interest, lien and right of set-off;

(b)                                 keep proper books and records relating to the Collateral;

(c)                                  permit representatives of the Security Agent, during normal business hours, to examine, copy and make extracts from its books and records pertaining to the Collateral, to inspect any of the Collateral, and to require that the Security Agent be provided with copies of all notices or other communications received by the Pledgor with respect to the Collateral, all to the extent reasonably requested by the Security Agent (including on behalf of any Lender); provided that any exercise of rights under this clause (c) shall be subject to the proviso to Section 5.1(a)(ix) of the Loan Agreement (as if each reference therein to “the Administrative Agent” were also a reference to the Security Agent); and

(d)                                 direct each obligor in respect of any Collateral to make any payments due or to become due in respect of such Collateral directly to the Collection Account.

No Other Financing Statements

4.4          The Pledgor shall not file, or affirmatively authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Security Agent (or its nominee) is not named as the sole secured party.

Prior Parties; Care of Collateral

4.5          The Security Agent shall not be required to take steps necessary to preserve any rights against prior parties with respect to any of the Collateral.  The Security Agent shall use reasonable care in the custody and preservation of Collateral in the Secured Party’s own possession.

Continuing Liability of the Pledgor

4.6          Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each interest and obligation included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Security Agent in any Collateral (it being agreed that any actions expressly permitted by the Loan Agreement shall not be deemed to impair such security interest).  The Security Agent shall not have any obligation or liability under any such interest or obligation by reason of or arising out of this Agreement or the receipt by the Security Agent of any payment relating to any such interest or obligation pursuant hereto, and the Security Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor thereunder or pursuant thereto or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such interest or obligation or to present or file any claim or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

Limitation on Certain Changes

4.7          The Pledgor shall not, without at least 30 days prior written notice to the Security Agent, (a) change its location (within the meaning of Section 9-307 of the UCC) or (b) change its corporate name from the name shown on the signature pages hereto.

Further Assurances

4.8          The Pledgor agrees that, from time to time upon the written request of the Security Agent, it shall execute and deliver such further documents and do such other acts and things as the Security Agent may reasonably request in order fully to effect the purposes of this Agreement.

REMEDIES

Remedies

5.1          At any time that an Event of Default shall have occurred and be continuing:

(a)                                 the Pledgor shall, at the request of the Security Agent, assemble any Collateral not held pursuant to the Account Control Agreement at such place or places, reasonably convenient to both the Security Agent and the Pledgor, designated in such request;

(b)                                 the Security Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Collateral;

(c)                                  the Security Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Security Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such actions as may be appropriate to give effect to such right);

(d)                                 the Security Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral but shall be under no obligation to do so;

(e)                                  the Security Agent may set-off any amounts payable by the Pledgor with respect to any Secured Obligations against any Collateral in the form of Cash;

(f)                                   subject to Section 5.1(g), the Security Agent may, upon ten Business Days’ prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Security Agent or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, in a commercially reasonable manner, at such place or places as the Security Agent deems best in such manner, and for Cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Security Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice, claim and right or equity being hereby expressly waived and released to the extent permitted by law.  Subject to Section 5.1(g), the Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(g)                                  in the event that any Debt Obligation becomes the subject of a disposition pursuant to this Section 5.1, the Security Agent shall attempt to obtain Firm Bids (or a combination of Firm Bids) for the entire Debt Obligation from three or more Dealers (and may obtain Firm Bids from any other Person or Persons selected by the Security Agent); provided that the Security Agent may in its commercially reasonable discretion obtain Firm Bids with respect to any group or groups of such Debt Obligations.  The Security Agent will give the Pledgor notice of its intention to obtain Firm Bids pursuant to this Section 5.1(g) (such notice to be given telephonically and via electronic mail) not later than 5:00 p.m. New York time on the date 10 Business Days prior to the bid submission deadline specified below.  By notice to the Security Agent not later than such bid submission deadline, the Pledgor may, but shall not be obligated to, designate any Dealer to provide a Firm Bid (and the Security Agent will seek a Firm Bid from such Dealer if so designated by the Pledgor on a timely basis).  A “Firm Bid” shall be a good and irrevocable bid for value, to purchase all or any portion of the relevant Debt Obligation (or an entire specified group of Debt Obligations) for scheduled settlement no later than the date customary for settlement substantially in accordance with the then-current market practice in the principal market for the relevant Debt Obligation (or group of Debt Obligations), submitted by a Dealer as of a time during regular business hours in New York City on the date 10 Business

Days after any date specified by the Security Agent to the Pledgor in its commercially reasonable discretion.  The Security Agent will conduct the bid process in accordance with the procedures set forth in this Section 5.1(g) and otherwise in a commercially reasonable manner.

Notwithstanding anything to the contrary herein,

(i)            the Security Agent shall be entitled to disregard any Firm Bid submitted by a Dealer or other Person if, in the Security Agent’s commercially reasonable judgment, (x) such Dealer or other Person is ineligible pursuant to the documentation evidencing or otherwise governing the relevant Debt Obligation to accept assignment or transfer of the relevant Debt Obligation or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Debt Obligation, as determined by the Security Agent, or (y) such Dealer or other Person would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Debt Obligation to the assignment or transfer of the relevant Debt Obligation or portion thereof, as applicable, to it; and

(ii)           if the Security Agent determines on any commercially reasonable basis that any Firm Bid is not bona fide, including, without limitation, due to (x) the insolvency of the bidder or (y) the inability, failure or refusal of the bidder to settle the purchase of the relevant Debt Obligation or portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally, such Firm Bid shall be disregarded.  With respect to each Debt Obligation being sold pursuant to this Section 5.1(g), the Security Agent shall transfer, or cause the transfer of, the relevant Debt Obligation to the Person or Persons providing the highest Firm Bid or combination of Firm Bids (other than any Firm Bid that is disregarded as aforesaid) in relation to such Debt Obligation; provided that, if the Security Agent has obtained Firm Bids with respect to any group of Debt Obligations, then the Security Agent shall transfer, or cause the transfer of, a group of Debt Obligations for which Firm Bids were obtained to the Person or Persons providing the highest Firm Bid or combination of Firm Bids (other than any Firm Bid that is disregarded as aforesaid) in relation to such group of Debt Obligations.  If any Debt Obligation is not sold in connection with the Firm Bids so obtained for any reason whatsoever (other than as a result of the failure of the Security Agent to consummate such sale as provided in this Section 5.1(g)), the Security Agent may thereafter dispose of the relevant Debt Obligation in the manner contemplated by Section 5.1(f).

The Security Agent shall incur no liability as a result of the sale of any Debt Obligation, or any part thereof, at any private sale pursuant to this Section 5.1 conducted as provided in the foregoing paragraphs of this Section 5.1.  To the extent the sale of any Debt

Obligation is conducted as provided in the foregoing paragraphs of this Section 5.1, the Pledgor hereby waives any claims against the Security Agent arising by reason of the fact that the price at which the relevant Debt Obligation may have been sold at any private sale effected as provided above was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

The proceeds of each collection, sale or other disposition under this Section 5.1 shall be applied in accordance with Section 5.2.

Application of Proceeds

5.2          The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to Section 5.1 (including any amounts on deposit in, or otherwise standing to the credit of, the Custodial Account) shall be deposited in to the Collection Account and applied by the Security Agent Custodian (at the prior written direction of an Authorized Officer of the Security Agent) in the following order of priority (and, among the items in any one paragraph, equally and ratably in accordance with the respective amounts thereof then due and owing):

First, to the payment of the reasonable costs and expenses of such collection, sale or other realization, including reasonable and documented out-of-pocket costs and expenses of the Security Agent and the other Secured Parties and the reasonable and documented fees, charges and expenses of the agents and counsel of the Security Agent and the other Secured Parties and all other reasonable expenses incurred by any of the Security Agent and the other Secured Parties in connection with such collection, sale or other realization;

Second, to the payment in full of all remaining Secured Obligations then due and payable; and

Third, to the payment to the Pledgor, or as a court of competent jurisdiction may otherwise direct, of any surplus then remaining.

Power of Attorney

5.3          The Security Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of taking, during any period when the Security Agent is attempting to sell all or any portion of any Debt Obligation pursuant to Section 5.1(f) or 5.1(g), of taking any action and executing any instruments which the Security Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (including with respect to the exercise of any remedies hereunder against the Pledgor), which appointment as attorney-in-fact is irrevocable and coupled with an interest.

CUSTODIAL ACCOUNT AND COLLECTION ACCOUNT

Collection of Money

6.1          Except as otherwise expressly provided herein, while an Event of Default has occurred and is continuing, the Security Agent shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Security Agent.  All amounts so received or collected shall be deposited in the Collection Account.

Custodial Account; Collection Account

6.2(a)                The Security Agent Custodian has specified in the Account Control Agreement that it has established a single, segregated trust account which shall be designated as the Custodial Account (which may include any sub-accounts thereof established by the Security Agent Custodian for administrative purposes), and a single, segregated trust account which shall be designated as the Collection Account (which may include any sub-accounts thereof established by the Security Agent Custodian for administrative purposes), each of which shall be held in the name of the Security Agent and over which, except as expressly provided in the Account Control Agreement, the Security Agent shall have control and the sole right of withdrawal.  Any reference in this Agreement to the “Custodial Account” or to the “Collection Account” shall, unless otherwise expressly provided, include a reference to any sub-account of the Custodial Account or the Collection Account, respectively.  To the extent that an obligor does not make the applicable payment directly to the Collection Account, the Pledgor shall from time to time deposit into the Collection Account promptly (and in no event more than one Business Day) following its receipt thereof (i) all proceeds received from the disposition of any Collateral by the Pledgor, (ii) all Collections with respect to the Collateral and (iii) all other funds received by the Pledgor in respect of the Collateral.  The provisions of this Section 6.2 are subject to the terms of the Account Control Agreement.

(b)                                 By Pledgor Order executed by an Authorized Officer of the Pledgor (which may be in the form of standing instructions), the Pledgor may direct the Security Agent Custodian in writing (with a copy to the Security Agent) to invest all funds on deposit in the Accounts as so directed in one or more Eligible Investments having stated maturities no later than the Business Day immediately preceding the next Payment Date.  Absent such prior written specific investment direction, all such funds shall be held uninvested.

(c)                                  On any date on which interest or any fee is due and payable under the Loan Agreement (including any Payment Date), the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent and the Security Agent Custodian, direct the Security Agent Custodian to withdraw funds on deposit in the Collection Account and remit such funds as indicated in such Pledgor Order to pay such interest or fee as required by, and subject to the conditions of, Sections 3.2, 3.3, 3.6 and 3.8 of the Loan Agreement.

(d)                                 On any date on which principal is due and payable under the Loan Agreement (including the Scheduled Maturity Date), the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent and the Security Agent Custodian, direct the Security Agent Custodian to withdraw funds on deposit in the Collection Account and remit such funds as indicated in such Pledgor Order to pay principal as required by, and subject to the conditions of, Sections 3.1, 3.6, 3.7 and 3.8 of the Loan Agreement.

(e)                                  On any date on which any amount (other than principal, interest or any fee owing under the Loan Agreement) is due and payable by the Pledgor under the Loan Agreement or is otherwise permitted under Section 3.8 of the Loan Agreement, the Security Agent shall give the Pledgor written notice of same, and the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent and the Security Agent Custodian, direct the Security Agent Custodian to withdraw funds on deposit in the Collection Account and remit such funds as indicated in such Pledgor Order to pay such amount as required by, and subject to the conditions of, Section 3.8, 3.9, 3.11, 3.12, 3.14 and 8.1 of the Loan Agreement.

(f)                                   On any date on which any Equity Restricted Payment is to be made by the Pledgor, the Pledgor may by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent and the Security Agent Custodian, direct the Security Agent Custodian to withdraw funds on deposit in the Collection Account and remit such funds as indicated in such Pledgor Order to pay such amount, subject to the conditions of Section 3.8(b) of the Loan Agreement.

(g)                                  On any date on which any Qualifying Purchase of a Debt Obligation is to be made pursuant to clause (i) or (ii) of Section 5.2(a) of the Loan Agreement, the Pledgor shall by Pledgor Order executed by an Authorized Officer of the Pledgor, delivered to the Security Agent and the Security Agent Custodian, direct the Security Agent Custodian to withdraw funds on deposit in the Collection Account and remit such funds as indicated in such Pledgor Order to pay the purchase price for such Debt Obligation.

(h)                                 The Security Agent shall at all times be party to the Account Control Agreement.  Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Accounts shall be held for the benefit of the Security Agent.  Except in connection with a liquidation pursuant to Section 5, the only permitted withdrawal of assets or securities (other than Cash) from the Accounts or in, or otherwise to the credit of, the Accounts shall be as directed, upon Pledgor Order, in accordance with the provisions of this Section 6.2, Section 6.3 and Section 6.4.

(i)                                     The Security Agent agrees to give the Pledgor immediate notice if the Security Agent obtains notice that any Account or any assets or securities on deposit therein, or otherwise to the credit thereof, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(j)                                    The Security Agent agrees with the Pledgor that the Security Agent will not give an Entitlement Order (as defined in the Account Control Agreement) under the Account Control Agreement unless (i) an Event of Default has occurred and is continuing on the date such Entitlement Order is given or (ii) such Entitlement Order is to the effect that instructions of the Pledgor given under the Account Control Agreement are not permitted by Section 6.2 or 6.3 of this Agreement (including as to the permitted application of funds contemplated hereby) or would constitute a Potential Event of Default or Event of Default.

Release of Security Interest in Collateral

6.3(a)                Upon any sale or other disposition by the Pledgor of the Collateral (or portion thereof) in accordance with the terms of this Agreement and the Loan Agreement, the pledge, security interest, lien and right of set-off of the Security Agent in such Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights with respect to such Collateral (but not in the proceeds of such sale or other disposition), shall, immediately upon the sale or other disposition of such Collateral (or such portion), and without any further action on the part of the Security Agent, be released except to the extent of the interest, if any, in such Collateral which is then retained by the Pledgor or which thereafter reverts to the Pledgor for any reason; provided that the Security Agent shall execute and deliver to the Pledgor any documentation reasonably requested by the Pledgor to effectuate or evidence the foregoing.

(b)                                 If no Event of Default has occurred and is continuing, the Security Agent Custodian shall, upon receipt of an Pledgor Order executed by an Authorized Officer of the Pledgor or as otherwise provided by the Account Control Agreement, delivered to the Security Agent and the Security Agent Custodian at least two Business Days prior to the date of delivery directed in such Pledgor Order (or such fewer number of days as the Security Agent may agree), deliver or cause to be delivered to or on the order of the Pledgor any Instrument included in the Collateral to the related debtor for ultimate sale or exchange or for presentation, collection, enforcement, renewal or registration of transfer; provided that the lien of this Agreement on such Instrument remains perfected in accordance with Section 9-312(g) of the UCC and such Instrument shall remain subject to the lien of this Agreement unless and until released in accordance with the foregoing clause (a).

(c)                                  The Security Agent shall hold for the benefit of the Secured Parties all Certificated Securities and Instruments in physical form at the office of a custodian appointed by it (the Security Agent Custodian).  Initially, such Security

Agent Custodian shall be Citibank N.A. with its address at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: Global Transaction Services — EP FUNDING LLC.  Any successor custodian shall be a state or national bank or trust company which is not an Affiliate of the Pledgor and has capital and surplus of at least USD1,000,000,000.  There may be only one Security Agent Custodian appointed at any one time, and any successor thereto shall be appointed only as provided in the Account Control Agreement.

Method of Collateral Transfer

6.4          The transfer of Collateral to the Security Agent Custodian to be held for the benefit of the Security Agent shall be done in the following manner (with any and all other actions necessary to create in favor of the Security Agent a valid, first-priority security interest in each item of Collateral under applicable law and regulations (including Articles 8 and 9 of the UCC) in effect at the time of such transfer):

(a)                                 each time that the Pledgor shall direct or cause the acquisition of any Collateral, the Pledgor shall, if such Collateral has not already been transferred to the Custodial Account and credited thereto, cause the transfer of such Collateral to the Security Agent Custodian to be held in and credited to the Custodial Account for the benefit of the Security Agent in accordance with the terms of the Account Control Agreement; and

(b)                                 the Pledgor shall, within ten days after the date of execution of this Agreement, file, or cause the filing of, all appropriate financing statements covering the Collateral in the proper filing office in the appropriate jurisdictions under applicable law.

Termination

6.5          Upon the termination of this Agreement, the termination of the Commitments and the payment and satisfaction in full of the Secured Obligations (other than contingent obligations for which no claim has been made), the Security Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.  The Security Agent shall also execute and deliver to the Pledgor upon such termination and payment such UCC termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the pledge, security interest, lien and right of set-off granted pursuant to Section 2.

THE SECURITY AGENT

7.1          The Person serving as the Security Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Security Agent, and such Person and its

Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Pledgor or any Subsidiary or other Affiliate thereof as if it were not the Security Agent hereunder.

7.2          The Security Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Security Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Potential Event of Default has occurred and is continuing, (b) the Security Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Security Agent is required to exercise by the Required Lenders in writing, and (c) except as expressly set forth herein or in the other Credit Documents, the Security Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Pledgor or any of its Affiliates that is communicated to or obtained by it or any of its Affiliates in any capacity other than as Security Agent hereunder.  The Security Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  The Security Agent shall be deemed not to have knowledge of any Event of Default or Potential Event of Default unless and until written notice thereof is given to the Security Agent by the Pledgor or a Secured Party (other than itself), and the Security Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Schedule I of the Loan Agreement or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Security Agent.

7.3          The Security Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Security Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Security Agent may consult with legal counsel (who may be counsel for an obligor on the Collateral), independent accountants and other experts selected by it, and shall not be liable (absent gross negligence or willful misconduct) for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts (unless such advice is contrary to an express provision of a Loan Document).

7.4          The Security Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Security Agent, to the extent such sub-agent is an Affiliate of the Security Agent.  The Security Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Security Agent and any such sub-agent.

7.5          Subject to the appointment and acceptance of a successor Security Agent as provided in this paragraph, the Security Agent may resign at any time by notifying the Secured Parties and the Pledgor.  Upon any such resignation, the Required Lenders shall have the right, after prior written consent from the Pledgor (not to be unreasonably withheld), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Security Agent gives notice of its resignation, then the retiring Security Agent may, on behalf of the Secured Parties and after prior written consent from the Pledgor (not to be unreasonably withheld), appoint a successor Security Agent, which shall be a bank with an office in New York City or an Affiliate of any such bank.  Upon the acceptance of its appointment as Security Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent and the retiring Security Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Pledgor to a successor Security Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Pledgor and such successor.  After the Security Agent’s resignation hereunder, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Security Agent.

7.6          The Security Agent Custodian shall be entitled to the same rights, protections and immunities as those afforded to the Security Agent in Sections 7.1 through 7.6, mutatis mutandis, together with those set forth in the Account Control Agreement.

MISCELLANEOUS

Notices

8.1          All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested) or sent by facsimile transmission, as follows:

(a)                                 if to the Pledgor, to it at c/o FS Energy and Power Fund, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104, Attention:  Ted Gallivan, Chief Financial Officer, and Robert Haas, Vice President (Facsimile No. (215) 222-4649; Telephone No. (215) 495-1167); and

(b)                                 if to the Security Agent, to it at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention:  Mitali Sohoni (Telecopy No. 646-291-5779; Telephone No. 212-723-6181).

Either party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party hereto.  All notices and other communications given to either party hereto shall be deemed to be effective (i) if in writing and delivered by hand or overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that a transmission report confirming transmission is generated by the sender’s facsimile machine; or (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

No Waiver

8.2          No failure on the part of the Security Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Security Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Amendments, Etc.

8.3          No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Pledgor and the Security Agent (acting with the consent of the Required Lenders); provided that, without the prior consent of each Lender, the Security Agent shall not (except as provided herein) release any Collateral or otherwise terminate any Lien hereunder, agree to additional obligations being secured by any Collateral security, alter the relative priorities of the Secured Obligations entitled to the benefits of the Lien created hereunder, except that no such consent shall be required, and the Security Agent is hereby authorized, to release any Lien covering property that is the subject of a sale, distribution or other disposition of property permitted under the Loan Agreement.

Successors and Assigns

8.4          This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Pledgor and the Security Agent.  Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party, and any such purported assignment without such consent shall be void.

Counterparts

8.5          This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original.  Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Governing Law

8.6          This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of this Agreement and the transactions contemplated hereby (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

Jurisdiction

8.7          With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (Proceedings), each party irrevocably:  (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Waiver of Jury Trial

8.8          THE PLEDGOR AND THE SECURITY AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Captions

8.9          The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Agents and Attorneys-in-Fact

8.10        The Security Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with due care; provided that the foregoing shall not constitute the waiver of any rights against any such agent or attorney-in-fact.

Severability

8.11        If any term, provision, covenant or condition of this Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

Third Party Beneficiaries

8.12        Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except Section 5.2 hereof, which shall benefit the Secured Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

EP FUNDING LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

CITIBANK, N.A.
as Security Agent

By:	/s/ Vincent Nocerino
	Name:	Vincent Nocerino
	Title:	Vice President

Dated as of May 24, 2013

EP FUNDING LLC,

a Delaware limited liability company

as Pledgor

and

CITIBANK, N.A.,

a national banking association

as Security Agent

SECURITY AGREEMENT